Exhibit 16

Beckstead and Watts, LLP
Certified Public Accountants

                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax

March 24, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Dungannon International, Inc. (the "COMPANY") and reported on the financial statements of the Company for the years ended July 31, 2004 and 2003, and reviewed the interim period ended October 31, 2004. Effective March 14, 2005, we were dismissed by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K/A dated March 24, 2005, and we agree with such statements except that we cannot confirm or deny that the appointment of Armando Ibarra, CPA-APC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Beckstead and Watts, LLP
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